                                                                   EXHIBIT (a).3

                                ARTICLES OF AMENDMENT
                                          TO
                    AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                          OF
                          FORTIS ADVANTAGE PORTFOLIOS, INC.

     The undersigned officer of Fortis Advantage Portfolios, Inc. (the "Corporation"), a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, hereby certifies that the Corporation's Board of Directors and shareholders, at meetings held December 7, 1995 and February 9, 1996, respectively, adopted the resolutions hereinafter set forth; and such officer further certifies that the amendments to the Corporation's Amended and Restated Articles of Incorporation set forth in such resolutions were adopted pursuant to said Chapter 302A.

     WHEREAS, the Corporation is registered as an open end management investment company (i.e., a mutual fund) under the Investment Company Act of 1940 and offers its shares to the public in several series, each of which represents a separate and distinct portfolio of assets; and

     WHEREAS, it is desirable and in the best interests of the holders of the Series D shares of the Corporation (also known as the "Government Total Return Portfolio") that the assets belonging to such series be sold to Fortis U.S. Government Securities Fund, a series of Fortis Income Portfolios, Inc., a Minnesota corporation and an open end management investment company registered under the Investment Company Act of 1940, in exchange for shares of Fortis U.S. Government Securities Fund; and

     WHEREAS, the Corporation wishes to provide for the pro rata distribution of such shares of Fortis U.S. Government Securities Fund received by it to holders of shares of the Corporation's Government Total Return Portfolio and the simultaneous cancellation and retirement of the outstanding shares of the Corporation's Government Total Return Portfolio; and

     WHEREAS, the Corporation and Fortis Income Portfolios, Inc. have entered into an Agreement and Plan of Reorganization providing for the foregoing transactions; and

     WHEREAS, the Agreement and Plan of Reorganization requires that, in order to bind all holders of shares of the Corporation's Government Total Return Portfolio to the foregoing transactions, and in particular to bind such holders to the cancellation and retirement of the outstanding shares of the Corporation's Government Total Return Portfolio, it is necessary to adopt an amendment to the Corporation's Amended and Restated Articles of Incorporation.

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation's Amended and Restated Articles of Incorporation be, and the same hereby are, amended to add the following Article 5A immediately following Article 5 thereof:

     5A. (a) For purposes of this Article 5A, the following terms shall have the following meanings:

     "CORPORATION" means this corporation.

     "FORTIS INCOME" means Fortis Income Portfolios, Inc., a Minnesota corporation.

     "ACQUIRED FUND" means the Corporation's Government Total Return Portfolio, which is represented by the Corporation's Series D shares.

     "CLASS A ACQUIRED FUND SHARES" means the Corporation's Series D, Class A shares.

     "CLASS B ACQUIRED FUND SHARES" means the Corporation's Series D, Class B shares.

     "CLASS C ACQUIRED FUND SHARES" means the Corporation's Series D, Class C shares.

     "CLASS H ACQUIRED FUND SHARES" means the Corporation's Series D, Class H shares.

     "ACQUIRING FUND" means Fortis Income's U.S. Government Securities Fund, which is represented by Fortis Income's Series A shares.

     "CLASS A ACQUIRING FUND SHARES" means Fortis Income's Series A, Class A shares.

     "CLASS B ACQUIRING FUND SHARES" means Fortis Income's Series A, Class B shares.

     "CLASS C ACQUIRING FUND SHARES" means Fortis Income's Series A, Class C shares.

     "CLASS H ACQUIRING FUND SHARES" means Fortis Income's Series A, Class H shares.

     "EFFECTIVE TIME" means 4:00 p.m. Eastern time on the date upon which these Articles of Amendment are filed with the Minnesota Secretary of State.

     (b) At the Effective Time, the assets belonging to the Acquired Fund, the Special Liabilities associated with such assets, and the General Assets and General Liabilities allocated to the Acquired Fund, shall be sold to and assumed by the Acquiring Fund in return for Class A, Class B, Class C and Class H Acquiring Fund shares, all pursuant to the Agreement and Plan of Reorganization. For purposes of the foregoing, the terms "assets belonging to," "Special Liabilities," "General Assets" and "General Liabilities" have the meanings assigned to them in Article 7(b), (c) and (d) of the Corporation's Amended and Restated Articles of Incorporation.

     (c) The numbers of Class A, Class B, Class C and Class H Acquiring Fund shares to be received by the Acquired Fund and distributed by it to the respective Acquired Fund shareholders shall be determined as follows:

          (i) The net asset value per share of the Acquired Fund's and the Acquiring Fund's Class A shares, Class B shares, Class C shares and Class H shares shall be computed as of the Effective Time using the valuation procedures set forth in their respective articles of incorporation and bylaws, their respective then-current Prospectuses and Statements of Additional Information, and as may be required by the Investment Company Act of 1940, as amended (the "1940 ACT").

          (ii) The total number of Class A Acquiring Fund shares to be issued (including fractional shares, if any) in exchange for the assets and liabilities of the Acquired Fund which are allocable to the Acquired Fund's Class A shares shall be determined as of the Effective Time by multiplying the number of Class A Acquired Fund shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of the Acquired Fund's Class A shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Acquiring Fund's Class A shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

          (iii) The total number of Class B Acquiring Fund shares to be issued (including fractional shares, if any) in exchange for the assets and liabilities of the Acquired Fund which are allocable to the Acquired Fund's Class B shares shall be determined as of the Effective Time by multiplying the number of Class B Acquired Fund shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of the Acquired Fund's Class B shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Acquiring Fund's Class B shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

          (iv) The total number of Class C Acquiring Fund shares to be issued (including fractional shares, if any) in exchange for the assets and liabilities of the Acquired Fund which are allocable to the Acquired Fund's Class C shares shall be determined as of the Effective Time by multiplying the number of Class C Acquired Fund shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of the Acquired Fund's Class C shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Acquiring Fund's Class C shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

          (v) The total number of Class H Acquiring Fund shares to be issued (including fractional shares, if any) in exchange for the assets and liabilities of the Acquired Fund which are allocable to the Acquired Fund's Class H shares shall be determined as of the Effective Time by multiplying the number of Class H Acquired Fund shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of the Acquired Fund's Class H shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Acquiring Fund's Class H shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

          (vi) Immediately after the Effective Time, the Acquired Fund shall distribute to the Acquired Fund shareholders of the respective classes in liquidation of the Acquired Fund pro rata within classes (based upon the ratio that the number of Acquired Fund shares of the respective classes owned by each Acquired Fund shareholder immediately prior to the Effective Time bears to the total number of issued and outstanding Acquired Fund shares of such classes immediately prior to the Effective Time) the full and fractional Acquiring Fund shares of the respective classes received by the Acquired Fund pursuant to (ii) through (v) above. Accordingly, each Class A Acquired Fund shareholder shall receive, immediately after the Effective Time, Class A Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class A Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; each Class B Acquired Fund shareholder shall receive, immediately after the Effective Time, Class B Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class B Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; each Class C Acquired Fund shareholder shall receive, immediately after the Effective Time, Class C Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class C Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time, and each Class H Acquired Fund shareholder shall receive, immediately after the Effective Time, Class H Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class H Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time.

     (d) The distribution of Acquiring Fund shares to Acquired Fund shareholders provided for in paragraph (c) above shall be accomplished by the issuance of such Acquiring Fund shares to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund shareholders representing the numbers and classes of Acquiring Fund shares due each such shareholder pursuant to the foregoing provisions. All issued and outstanding shares of the Acquired Fund shall simultaneously be cancelled on the books of the Acquired Fund and retired. From and after the Effective Time, share certificates formerly representing Acquired Fund shares shall represent the numbers and classes of Acquiring Fund shares determined in accordance with the foregoing provisions.

     (e) From and after the Effective Time, the Acquired Fund shares cancelled and retired pursuant to paragraph (d) above shall have the status of authorized and unissued Series D shares of the Corporation, without designation as to class.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment behalf of the Corporation on February 29, 1996.

                    FORTIS ADVANTAGE PORTFOLIOS, INC.


                    By /s/ SCOTT R. PLUMMER
                       --------------------------
                    Its Assistant Secretary